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                                                                EXHIBIT 10.16


                                   AGREEMENT


                 THIS AGREEMENT, made and entered into this the 22nd day of October, 1993, by and between WACHOVIA CORPORATION ("Wachovia") and JOHN G. MEDLIN, JR. ("Medlin").

                                    RECITALS
                                    --------

                 John G. Medlin, Jr. presently serves as the chief executive officer of Wachovia, a position he has held since July of 1985. He also has served as chairman of the board of Wachovia since May of 1987. Medlin will retire as chief executive officer effective December 31, 1993, in accordance with the Executive Retirement Agreement under date of December 31, 1987, as amended, between him and Wachovia. After that date, he will no longer be an employee of Wachovia or any of its subsidiary companies.

                 Medlin has been an active employee of Wachovia since 1959, during which time he has acquired special competence in and intimate knowledge of the business of the Company and of financial institutions in general. He has held many executive positions with the Wachovia organization, including service as chief executive officer of The Wachovia Corporation and Wachovia Bank and Trust Company, N.A. from 1977 until the merger with First Atlanta Corporation to form Wachovia in 1985. He is one of the most highly respected chief executive officers in the United States and has received national recognition on many occasions for his management and professional skills.

                 Because of his intimate knowledge of the Wachovia organization, his exceptional skills in banking, his proven record of leadership and knowledge of the industry, and the significant contributions which he has made and can continue to make to Wachovia and to its board of directors, the board has unanimously requested that he continue to serve as chairman of the board of directors of Wachovia until he resigns as chairman or his chairmanship otherwise terminates as provided herein.

                 The board believes that at this time it is in the best interest of Wachovia to have Medlin continue to serve as chairman of the board after his retirement as chief executive officer and as an employee of the Company on December 31, 1993, and to provide herein for expanded responsibilities and services to Wachovia by Medlin as chairman.

                 The Wachovia Bylaws vest the board of directors with the authority to confer upon the chairman of the board added responsibilities and duties, and to establish reasonable compensation for the services of the chairman as set forth by the board of directors.

                 NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Wachovia, through the action of its board of directors, and Medlin mutually agree as follows:





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                 1.  TERM OF AGREEMENT.  Subject to the provisions for
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termination as hereinafter set forth, the term of this Agreement shall be for a period beginning January 1, 1994 and ending December 31, 1995. The term of this Agreement is subject to Medlin's re-election as a director of Wachovia at its 1994 annual meeting of shareholders and as chairman at the annual organizational meeting of Wachovia directors.

                 2.  DUTIES and RESPONSIBILITIES.  Medlin shall perform the
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duties of the chairman of the board of directors of Wachovia as set forth in the Wachovia Bylaws. Additionally, it is acknowledged by Wachovia that Medlin has unique skills, knowledge and acquaintances in areas where Wachovia and its subsidiaries operate which qualify him to represent Wachovia and its subsidiaries in public relations and civic matters and to assist Wachovia and its subsidiaries in maintaining and developing relationships with customers.
To that end, Medlin as chairman will perform the following services, subject to the reasonable request and general direction of Wachovia's chief executive officer: (1) he will assist management in maintaining relations and communications with the investing public, shareholders, and financial analysts;
(2) he will represent Wachovia in charitable, educational, and public interest organizations and projects; (3) he will study, evaluate and advise management and the board on economic conditions and interpret the implications of economic trends as a basis for determining the financial plans and policies of Wachovia;
(4) he will assist management in establishing and maintaining relationships and communications with federal and state agencies involved in the regulation of Wachovia and its subsidiary companies; (5) he will keep abreast of legislative matters which affect the Company's operations, and represent Wachovia when called upon to present its views on legislative issues to federal, state and local governments; (6) he will assist management in representing Wachovia's views and interests to banking trade associations and other industry-related organizations; (7) he will personally participate and assist in the contact, maintenance, and development of existing and prospective customer relationships for Wachovia and its subsidiary companies; (8) he will be available for speaking engagements and other presentations on behalf of Wachovia; and (9) he will perform for the benefit of Wachovia and its subsidiary companies any other reasonable specific service as may be requested by the chief executive officer and\or the board of directors of Wachovia.

                 3.  INDEPENDENT CONTRACTOR.  Medlin shall carry out his duties
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and responsibilities hereunder as an independent contractor and not as an employee of Wachovia. Medlin shall endeavor to make himself available at such times as Wachovia shall reasonably request for meetings, public appearances and similar events. Consistent with the foregoing, Medlin shall devote such time to carrying out his duties and responsibilities herein as he shall deem necessary, and he shall render the services herein at such time or times as he shall determine. Medlin shall not be required to work any set schedule or number of hours during any specific period, nor shall he be required to submit reports or schedules to Wachovia, except as otherwise provided herein for reimbursement of expenses.

                 4.  COMPENSATION.  For the services rendered by Medlin as
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chairman of the board of directors of Wachovia, pursuant to this agreement,
Wachovia shall pay to Medlin the





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sum of twenty-five thousand dollars ($25,000) per month, payable at the end of each calendar month during which this Agreement is in effect.

                 5.  EXPENSES.  Wachovia shall make available for Medlin office
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space and secretarial and other support services appropriate to the performance of these duties and responsibilities. The Company shall pay the bills of or reimburse Medlin in accordance with Wachovia policies for all reasonable travel and other expenses incurred by Medlin in performing his obligations under this Agreement upon presentation by him of the required accounting and documentation in such form as is satisfactory to the chief financial officer of Wachovia. Medlin may use the corporate aircraft in the performance of these duties and will be provided a company automobile or allowance in accordance with Wachovia policy. The Company will continue to maintain for him a home alarm security service, a company network telephone at his residence, and a car telephone for business use.

                 6.  BENEFITS.  Medlin shall not be entitled to participate in
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any retirement plans or other benefit plans provided by Wachovia for its employees as a consequence of his service as chairman of the board of directors on or after January 1, 1994, except to the extent that such participation results from Medlin's prior services as an employee or officer of the Company. Medlin will no longer be an employee of Wachovia or any of its subsidiary companies after December 31, 1993.

                 7.  INCOME TAX WITHHOLDING.  Wachovia shall not withhold
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federal or state income taxes or employment taxes from payments made to Medlin hereunder, unless otherwise required so to do by law.

                 8.  FINANCIAL PLANNING SERVICES.  Wachovia shall provide
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Medlin with financial planning services and shall reimburse Medlin for the costs of financial and legal advisors, to the same extent as if Medlin were a senior executive entitled to participate in Wachovia's Executive Financial Planning Program as in effect on January 1, 1994. Such services and reimbursement shall be available to Medlin for one year following the end of the term hereof and to his spouse for one year following his death if he shall die during the term.

                 9.  NON-COMPETITION.  During the term of this Agreement,
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Medlin shall not engage in any business in competition with the business of
Wachovia as an officer, employee, advisor, consultant, partner, principal shareholder, or otherwise in which he shall have an active role in consulting or advising with respect to such competitive business. Medlin shall be deemed to be a principal shareholder of any corporation if he owns or controls, directly or indirectly, twenty-five percent (25%) or more of the voting stock of the corporation.

                 10.  TERMINATION.  This Agreement shall terminate at the close
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of business on December 31, 1995, or upon the selection of Medlin's successor as chairman of the board of directors of Wachovia Corporation, whichever event shall first occur. Additionally, this Agreement shall terminate upon the occurrence of the following events:





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         (a)  Death or Incapacity.  This Agreement shall terminate upon the
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         death of Medlin.  In the event of Medlin's incapacity for a period in excess of three months, the board of directors of Wachovia may terminate this Agreement. In the event of the death of Medlin, Wachovia shall pay to any party that has been designated by Medlin in writing to Wachovia, or if no such party has been designated, to his executor(s) or administrator(s), or in the event of such incapacity, to Medlin or his designee, guardian, or representative, an amount equal to his unpaid compensation hereunder as of the end of the month in which he dies or has been incapacitated for the previous consecutive three months, and thereafter Wachovia shall have no further liability to Medlin or his executors or administrators for compensation arising pursuant to this Agreement.

         (b)  Failure to Perform.  In the event of Medlin's failure to observe
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         or perform any of the provisions of this Agreement required to be observed or performed by him, or if Medlin shall accept full-time employment with any other organization, Wachovia may terminate this Agreement, such termination to be effective thirty (30) days after Wachovia gives written notice of such termination to Medlin. Notwithstanding the foregoing, Wachovia may not terminate this Agreement unreasonably.

It is explicitly understood and agreed by Medlin and Wachovia that nothing contained in this Agreement shall obligate the board, any member of the board, or Wachovia in any way to vote for, elect, or continue Medlin in office as a director or as chairman of the board of directors beyond the annual organization meeting scheduled for April 22, 1994.

                 11.  NOTICES.  Any notice required or permitted to be given
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under this Agreement shall be sufficient if in writing and sent by registered mail to Medlin at 1056 Kenleigh Circle, Winston-Salem, North Carolina 27106 or to such other address as either party shall designate by written notice to the other.

                 12.  ASSIGNMENT.  The rights and obligations of Wachovia under
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this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Wachovia. The rights and obligations of Medlin hereunder are personal, and may not be assigned or delegated by Medlin.

                 13.  MODIFICATION, WAIVER, AND ATTACHMENT.
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         (a)  Amendment of Agreement.  This Agreement may not be modified or
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         amended except by an instrument in writing signed by the parties hereto. This Agreement may be modified, amended, or extended by an instrument in writing signed by the parties hereto.

         (b)  Waiver.  No term or condition of this Agreement shall be deemed
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         to have been waived, nor shall there be any estoppel against the enforcement of any provisions of this Agreement, except by written instrument of the party charged





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         with such waiver, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         (c)  No Attachment.  Except as required by law, no right to receive
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         payments under this Agreement shall be subject to alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                 14.  SEVERABILITY.  If, for any reason, any provision of this
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Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

                 15.  EFFECT ON OTHER AGREEMENTS.  Nothing contained in this
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Agreement is intended to alter in any way or to affect the provisions of any other agreement or contract which previously may have been entered into by and between Medlin and Wachovia.

                 16.  GOVERNING LAW.  This Agreement has been executed and
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delivered in the State of North Carolina and its validity, interpretation, performance and enforcement shall be governed by the laws of said state.

                 IN WITNESS WHEREOF, Wachovia, through its board of directors, has caused this Agreement to be executed and its seal to be affixed hereunto by its officers duly authorized, and Medlin has signed and sealed this Agreement, all on the day and year first above written.

                                                 Wachovia Corporation


                                                 By:/s/ Sherwood H. Smith, Jr.
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                                                  Sherwood H. Smith, Jr.
Attest:                                           Chairman - Compensation,
                                                  Nominating, and Organization
                                                  Committee
/s/ Aice Washington Grogan
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Alice Washington Grogan
Secretary
                                                    /s/ John G. Medlin, Jr.
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(CORPORATE SEAL)                                        John G. Medlin, Jr.





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